Exhibit 4.(c).7

BG Group

Sir Robert Wilson KCMG
Chairman

Eagle House
108-110 Jermyn Street
London SW1Y 6RP

19th February 2004	Telephone 020 7707 4878
Fax 020 7707 4858

Mr P Backhouse
3 Hill Gate Walk
London
N6 5RU

On 11th December 2003, upon the recommendation of the Nominations Committee, the Board of BG Group plc confirmed their support for your reappointment as a Non-Executive Director.

am writing to set out the terms which will govern your re-appointment.

Appointment

You agree that you will not be an employee of the Company and that this letter will constitute a contract for services and not a contract of employment. In view of the non-executive nature of this appointment, you will not participate in any of BG's executive remuneration programmes or pension arrangements.

Term of appointment

Your current appointment will continue until the Annual General Meeting (AGM) on 21st May 2004, at which time, you will automatically retire under the provisions of the Company's Articles of Association and offer yourself for re-election by shareholders. Assuming that you are re-elected on that day, your reappointment will be for a further period of three years, unless terminated earlier. This term of appointment is subject to satisfactory performance.

Please note that, notwithstanding the provisions of the Articles, it is the Company's general policy that Non-Executive Directors retire around age 70.

Cont/...

BG Group plc    www.BG-Group.com
Registered in England No. 3690065. Registered Office 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT

Time commitment

You agree that you will undertake such duties consistent with your being a Non-Executive Director as may reasonably be required from time to time by the Board of Directors.

You will use your best endeavours to attend all Board and shareholder meetings of the Company and of such Board committees of which you are from time to time a member. I anticipate that there will be approximately eight scheduled Board meetings annually with such other meetings as may be required from time to time, including awaydays and asset visits. In addition, you will be expected to devote appropriate preparation time ahead of each meeting.

By accepting this re-appointment, you have confirmed that you are able to allocate sufficient time to meet these expectations. You should consult with me before you accept any additional commitments which may conflict with, or impact on, the time you are able to devote to your role.

Fees

You will be paid a fee during your appointment as a Non-Executive Director. At present the annual basic rate is £50,000, payable in arrears at monthly intervals in accordance with the Company's normal accounting periods. I would also like to confirm your continued membership of the Audit and Remuneration Committees. In addition, the Company will reimburse you for all reasonable expenses you may incur on Company business.

The fees will be paid less any tax and national insurance contributions the Company is required to deduct. The fees will be reviewed from time to time by the Board, the next scheduled review taking effect from 1st July 2004.

In the event that you cease to be a Director for any reason (including resignation), you would be entitled to any accrued but unpaid Director's fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable.

Officer's liability insurance

The Company has Director and Officer liability insurance and it is intended to maintain such cover for the full term of your appointment. The current indemnity limit is £200 million for any one claim or series of claims in any single year; a copy of the policy document is available on request from the Company Secretary.

Cont/..

2

Outside interests

Whilst a Director of the Company, you must not accept a directorship or other significant position or make a significant investment in a competitor of the Company or other competing business without the Board's prior permission. In addition, you should advise me of any intention to accept any other directorships or appointments with a view to receiving the Board's prior support which the Board will not unreasonably withhold or delay. You have a duty to inform the Company Secretary of your existing directorships and related interests or of any possible conflict between your interests and those of the Company. You will also inform the Company Secretary of any changes, such as when you are appointed a Director of another company. You have an obligation to disclose any circumstances in which you have an interest in a particular contract or other transaction in which the Company has an interest.

Confidentiality

You shall not, whether during or after the termination of your appointment (howsoever terminated), except in the proper course of your duties or as required by law or by the requirements of any stock exchange or other regulatory body, use or divulge to any person, firm or company, and shall use your best endeavours to prevent the disclosure of any trade or business secrets or any information concerning the business or finances of the Company or of any dealings, transactions or affairs of the Company which has or may come to your knowledge in the course of your appointment.

Review process

The performance of individual Directors and that of the Board and its committees is evaluated annually.

In this regard the Company expects you to participate in:

continuous improvement programmes from time to time determined by the Board as being appropriate for Non-Executive Directors;

•	processes of internal and external review of Director, Board and Committee performance as may be determined to be appropriate by the Board from time to time.

If there are any issues which cause you concern about the Board or your individual performance, or the performance of any committee, you should feel free to raise it with me at any time.

Cont/.

3

Independent professional advice

You may on occasion consider that you need professional advice in the furtherance of your duties as a Director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisers at the Company's expense. Should this arise, please would you contact the Company Secretary in the first instance who will be able to explain to you the procedure under which Directors may obtain such independent advice.

I look forward to receiving your acceptance of the above terms by signing and returning to me the enclosed copy of this letter. I am grateful for your continued commitment to the Company.

Acknowledgement

, Peter Backhouse, hereby accept the terms of appointment set out in this letter.

1 March 2004
............................................................
Date

4

BG Group
19th February 2004	Sir Robert Wilson KCMG Chairman Eagle House 108-110 Jermyn Street London SW1Y 6RP Telephone 020 7707 4878 Fax 020 7707 4858

Mr P Collins
29 Wilton Crescent
London
SW1X 8SA

On 11th December 2003, upon the recommendation of the Nominations Committee, the Board of BG Group plc confirmed their support for your re-appointment as a Non-Executive Director.

am writing to set out the terms which will govern your re-appointment.

Appointment

You agree that you will not be an employee of the Company and that this letter will constitute a contract for services and not a contract of employment. In view of the non-executive nature of this appointment, you will not participate in any of BG's executive remuneration programmes or pension arrangements.

Term of appointment

Your current appointment will continue until the Annual General Meeting (AGM) on 21st May 2004, at which time, you will automatically retire under the provisions of the Company's Articles of Association and offer yourself for re-election by shareholders. Assuming that you are re-elected on that day, your re-appointment will be for a further period of three years, unless terminated earlier. This term of appointment is subject to satisfactory performance.

Please note that, notwithstanding the provisions of the Articles, it is the Company's general policy that Non-Executive Directors retire around age 70.

Cont/...

BG Group plc      www.BG-Group.com
Registered in England No. 3690065. Registered Office 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT

Time commitment

You agree that you will undertake such duties consistent with your being a Non-Executive Director as may reasonably be required from time to time by the Board of Directors.

You will use your best endeavours to attend all Board and shareholder meetings of the Company and of such Board committees of which you are from time to time a member. I anticipate that there will be approximately eight scheduled Board meetings annually with such other meetings as may be required from time to time, including awaydays and asset visits. In addition, you will be expected to devote appropriate preparation time ahead of each meeting.

By accepting this re-appointment, you have confirmed that you are able to allocate sufficient time to meet these expectations. You should consult with me before you accept any additional commitments which may conflict with, or impact on, the time you are able to devote to your role.

Fees

You will be paid a fee during your appointment as a Non-Executive Director. At present the annual basic rate is £50,000, payable in arrears at monthly intervals in accordance with the Company's normal accounting periods. I would also like to confirm your continued membership of the Nominations and Remuneration Committees. In addition, the Company will reimburse you for all reasonable expenses you may incur on Company business.

The fees will be paid less any tax and national insurance contributions the Company is required to deduct. The fees will be reviewed from time to time by the Board, the next scheduled review taking effect from 1st July 2004.

In the event that you cease to be a Director for any reason (including resignation), you would be entitled to any accrued but unpaid Director's fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable.

Officer's liability insurance

The Company has Director and Officer liability insurance and it is intended to maintain such cover for the full term of your appointment. The current indemnity limit is £200 million for any one claim or series of claims in any single year; a copy of the policy document is available on request from the Company Secretary.

Cont/...

2

Outside interests

Whilst a Director of the Company, you must not accept a directorship or other significant position or make a significant investment in a competitor of the Company or other competing business without the Board's prior permission. In addition, you should advise me of any intention to accept any other directorships or appointments with a view to receiving the Board's prior support which the Board will not unreasonably withhold or delay. You have a duty to inform the Company Secretary of your existing directorships and related interests or of any possible conflict between your interests and those of the Company. You will also inform the Company Secretary of any changes, such as when you are appointed a Director of another company. You have an obligation to disclose any circumstances in which you have an interest in a particular contract or other transaction in which the Company has an interest.

Confidentiality

You shall not, whether during or after the termination of your appointment (howsoever terminated), except in the proper course of your duties or as required by law or by the requirements of any stock exchange or other regulatory body, use or divulge to any person, firm or company, and shall use your best endeavours to prevent the disclosure of any trade or business secrets or any information concerning the business or finances of the Company or of any dealings, transactions or affairs of the Company which has or may come to your knowledge in the course of your appointment.

Review process

The performance of individual Directors and that of the Board and its committees is evaluated annually.

In this regard the Company expects you to participate in:

•	development programmes from time to time determined by the Board as being appropriate for Non-Executive Directors;
•	processes of internal and external review of Director, Board and Committee performance as may be determined to be appropriate by the Board from time to time.

If there are any issues which cause you concern about the Board or your individual performance, or the performance of any committee, you should feel free to raise it with me at any time.

Cont/...

3

Independent professional advice

You may on occasion consider that you need professional advice in the furtherance of your duties as a Director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisers at the Company's expense. Should this arise, please would you contact the Company Secretary in the first instance who will be able to explain to you the procedure under which Directors may obtain such independent advice.

I look forward to receiving your acceptance of the above terms by signing and returning to me the enclosed copy of this letter. I am grateful for your continued commitment to the Company.

Acknowledgement

, Paul Collins, hereby accept the terms of appointment set out in this letter.

2 March 2004 ................................... Date

4

BGGroup
Sir Robert Wilson KCMG
Chairman

Eagle House
108-110 Jermyn Street
London SW1Y 6RP

Telephone 020 7707 4878
Fax 020 7707 4858
19th February 2004

Mr K A V Mackrell
34 Inner Park Road
Wimbledon
London
SW19 6DD

On 11th December 2003, upon the recommendation of the Nominations Committee, the Board of BG Group plc confirmed their support for your re-appointment as a Deputy Chairman, BG Group plc.

I am writing to set out the terms which will govern your re-appointment.

Appointment

You agree that you will not be an employee of the Company and that this letter will constitute a contract for services and not a contract of employment. In view of the non-executive nature of this appointment, you will not participate in any of BG's executive remuneration programmes or pension arrangements.

Term of appointment

Your current appointment will continue until the Annual General Meeting (AGM) on 21st May 2004, at which time, you will automatically retire under the provisions of the Company's Articles of Association and offer yourself for re-election by shareholders. Assuming that you are re-elected on that day, your re-appointment will be for a further one year term, unless terminated earlier. This term of appointment is subject to satisfactory performance.

Cont/..

BG Group plc www.BG-Group.com
Registered in England No. 3690065. Registered Office 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT

Time commitment

You agree that you will undertake such duties consistent with your being a Non-Executive Director as may reasonably be required from time to time by the Board of Directors.

You will use your best endeavours to attend all Board and shareholder meetings of the Company and of such Board committees of which you are from time to time a member. I anticipate that there will be approximately eight scheduled Board meetings annually with such other meetings as may be required from time to time, including awaydays and asset visits. In addition, you will be expected to devote appropriate preparation time ahead of each meeting.

By accepting this re-appointment, you have confirmed that you are able to allocate sufficient time to meet these expectations. You should consult with me before you accept any additional commitments which may conflict with, or impact on, the time you are able to devote to your role.

Fees

You will be paid a fee during your appointment as a Non-Executive Director. At present the annual basic rate is £50,000, payable in arrears at monthly intervals in accordance with the Company's normal accounting periods. As Deputy Chairman and the designated Senior Independent Director you will be paid an additional special fee of £65,000 per annum.

I would also like to confirm your membership of the Chairman's, Audit and Nominations Committees. In addition, the Company will reimburse you for all reasonable expenses you may incur on Company business.

The fees will be paid less any tax and national insurance contributions the Company is required to deduct. The fees will be reviewed from time to time by the Board, the next scheduled review taking effect from 1st July 2004.

In the event that you cease to be a Director for any reason (including resignation), you would be entitled to any accrued but unpaid Director's fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable.

Cont/.

2

Officer's liability insurance

The Company has Director and Officer liability insurance and it is intended to maintain such cover for the full term of your appointment. The current indemnity limit is £200 million for any one claim or series of claims in any single year; a copy of the policy document is available on request from the Company Secretary.

Outside interests

Whilst a Director of the Company, you must not accept a directorship or other significant position or make a significant investment in a competitor of the Company or other competing business without the Board's prior permission. In addition, you should advise me of any intention to accept any other directorships or appointments with a view to receiving the Board's prior support which the Board will not unreasonably withhold or delay. You have a duty to inform the Company Secretary of your existing directorships and related interests or of any possible conflict between your interests and those of the Company. You will also inform the Company Secretary of any changes, such as when you are appointed a Director of another company. You have an obligation to disclose any circumstances in which you have an interest in a particular contract or other transaction in which the Company has an interest.

Confidentiality

You shall not, whether during or after the termination of your appointment (howsoever terminated), except in the proper course of your duties or as required by law or by the requirements of any stock exchange or other regulatory body, use or divulge to any person, firm or company, and shall use your best endeavours to prevent the disclosure of any trade or business secrets or any information concerning the business or finances of the Company or of any dealings, transactions or affairs of the Company which has or may come to your knowledge in the course of your appointment.

Review process

The performance of individual Directors and that of the Board and its committees is evaluated annually.

Cont/.

3

In this regard the Company expects you to participate in:

•	development programmes from time to time determined by the Board as being appropriate for Non-Executive Directors;

•	processes of internal and external review of Director, Board and Committee performance as may be determined to be appropriate by the Board from time to time.

If there are any issues which cause you concern about the Board or your individual performance, or the performance of any committee, you should feel free to raise it with me at any time.

Independent professional advice

You may on occasion consider that you need professional advice in the furtherance of your duties as a Director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisers at the Company's expense. Should this arise, please would you contact the Company Secretary in the first instance who will be able to explain to you the procedure under which Directors may obtain such independent advice.

I look forward to receiving your acceptance of the above terms by signing and returning to me the enclosed copy of this letter. I am grateful for your continued commitment to the Company.

Acknowledgement

I, Keith Mackrell, hereby accept the terms of appointment set out in this letter.

4/3/04 ................................................... Date

4

BG Group
Sir Robert Wilson KCMG Chairman

19th February 2004		Eagle House 108-110 Jermyn Street London SW1Y 6RP

Telephone 020 7707 4878 Fax 020 7707 4858

Lord Sharman
Manor Farm
Teffont Magna
Near Salisbury
Wiltshire
SP3 5QY

On 11th December 2003, upon the recommendation of the Nominations Committee, the Board of BG Group plc confirmed their support for your reappointment as a Non-Executive Director.

I am writing to set out the terms which will govern your re-appointment.

Appointment

You agree that you will not be an employee of the Company and that this letter will constitute a contract for services and not a contract of employment. In view of the non-executive nature of this appointment, you will not participate in any of BG's executive remuneration programmes or pension arrangements.

Term of appointment

Your current appointment will continue until the Annual General Meeting (AGM) on 21st May 2004, at which time, you will automatically retire under the provisions of the Company's Articles of Association and offer yourself for re-election by shareholders. Assuming that you are re-elected on that day, your re-appointment will be for a further period of three years, unless terminated earlier. This term of appointment is subject to satisfactory performance.

Please note that, notwithstanding the provisions of the Articles, it is the Company's general policy that Non-Executive Directors retire around age 70.

Cont/...

BG Group plc    www.BG-Group.com
Registered in England No. 3690065. Registered Office 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT

Time commitment

You agree that you will undertake such duties consistent with your being a Non-Executive Director as may reasonably be required from time to time by the Board of Directors.

You will use your best endeavours to attend all Board and shareholder meetings of the Company and of such Board committees of which you are from time to time a member. I anticipate that there will be approximately eight scheduled Board meetings annually with such other meetings as may be required from time to time, including awaydays and asset visits. In addition, you will be expected to devote appropriate preparation time ahead of each meeting.

By accepting this re-appointment, you have confirmed that you are able to allocate sufficient time to meet these expectations. You should consult with me before you accept any additional commitments which may conflict with, or impact on, the time you are able to devote to your role.

Fees

You will be paid a fee during your appointment as a Non-Executive Director. At present the annual basic rate is £50,000, payable in arrears at monthly intervals in accordance with the Company's normal accounting periods. I would also like to confirm your continued chairmanship of the Audit Committee for which you will be paid an additional annual fee of £10,000. In addition, the Company will reimburse you for all reasonable expenses you may incur on Company business.

The fees will be paid less any tax and national insurance contributions the Company is required to deduct. The fees will be reviewed from time to time by the Board, the next scheduled review taking effect from 1st July 2004.

In the event that you cease to be a Director for any reason (including resignation), you would be entitled to any accrued but unpaid Director's fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable.

Officer's liability insurance

The Company has Director and Officer liability insurance and it is intended to maintain such cover for the full term of your appointment. The current indemnity limit is £200 million for any one claim or series of claims in any single year; a copy of the policy document is available on request from the Company Secretary.

Cont/...

Outside interests

Whilst a Director of the Company, you must not accept a directorship or other significant position or make a significant investment in a competitor of the Company or other competing business without the Board's prior permission. In addition, you should advise me of any intention to accept any other directorships or appointments with a view to receiving the Board's prior support which the Board will not unreasonably withhold or delay. You have a duty to inform the Company Secretary of your existing directorships and related interests or of any possible conflict between your interests and those of the Company. You will also inform the Company Secretary of any changes, such as when you are appointed a Director of another company. You have an obligation to disclose any circumstances in which you have an interest in a particular contract or other transaction in which the Company has an interest.

Confidentiality

You shall not, whether during or after the termination of your appointment (howsoever terminated), except in the proper course of your duties or as required by law or by the requirements of any stock exchange or other regulatory body, use or divulge to any person, firm or company, and shall use your best endeavours to prevent the disclosure of any trade or business secrets or any information concerning the business or finances of the Company or of any dealings, transactions or affairs of the Company which has or may come to your knowledge in the course of your appointment.

Review process

The performance of individual Directors and that of the Board and its committees is evaluated annually.

In this regard the Company expects you to participate in:

•	development programmes from time to time determined by the Board as being appropriate for Non-Executive Directors;
•	processes of internal and external review of Director, Board and Committee performance as may be determined to be appropriate by the Board from time to time.

If there are any issues which cause you concern about the Board or your individual performance, or the performance of any committee, you should feel free to raise it with me at any time.

Cont/...

Independent professional advice

You may on occasion consider that you need professional advice in the furtherance of your duties as a Director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisers at the Company's expense. Should this arise, please would you contact the Company Secretary in the first instance who will be able to explain to you the procedure under which Directors may obtain such independent advice.

I look forward to receiving your acceptance of the above terms by signing and returning to me the enclosed copy of this letter. I am grateful for your continued commitment to the Company.

Acknowledgement

I, Colin Sharman, hereby accept the terms of appointment set out in this letter.

25/2/04 ...................... Date

BG Group

Keith Mackrell Deputy Chairman

Eagle House 108-110 Jermyn Street London SW1Y 6RP

30th June 2003		Telephone 020 7707 4846 Fax 020 7707 4858

Sir Robert Wilson
24 Edwardes Square
London W8 6HH

Dear Sir Robert

Following discussions by the Nominations Committee, the Remuneration Committee and the Board, I am delighted to ask you to take up the post of non-executive Chairman of BG Group plc with effect from 1 January 2004.

The purpose of this letter is to set out the terms of your appointment. It is agreed that this is a contract for services and not an employment contract.

Appointment

Your initial appointment as non-executive Chairman will commence on 1 January 2004 and will continue for three years, subject to your re-election at the AGM in 2006 and unless otherwise terminated earlier by and at the discretion of either party.

Committees

You will serve on and chair such committees of the Board as may be agreed from time to time.

Time Commitment

For this role we expect you to devote such time and attention as the Company or your duties may reasonably require, including your duties as member and/or chairman of any Board committees.

Any proposed external commitments that might be inconsistent with your role with BG should be discussed with the Board in advance.

Cont'd/...

BG Group plc    www.BG-Group.com
Registered in England No. 3690065. Registered Office 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT

Sir Robert Wilson	30th June 2003

Fees

You will be paid a fee of £500,000 gross per annum which will be paid monthly in arrears. The level of your fee will be reviewed annually in July, with the next review taking place in July 2005.

You will be entitled to the use of a car and driver from the pool, as needed, under terms and conditions agreed from time to time by the Board.

The company will reimburse you for all reasonable and properly documented expenses you incur in performing your duties, including medical expenses.

In the event that you cease to be Chairman or a director for any reason (including resignation), you would be entitled to any accrued but unpaid fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable.

Conflicts of Interest

You have confirmed that no apparent conflicts of interest exist at present. In the event that you become aware of any potential conflicts of interest, you should disclose details to the Company Secretary without delay.

Confidentiality

All information acquired during your appointment is confidential to BG Group and should not be released, either during your appointment or following termination to third parties without prior clearance from the Board.

Training & Briefing

Appropriate training and briefing will be provided to you upon taking up your appointment, having regard to your experience.

Independent Professional Advice

You may occasionally consider that you need professional advice in the furtherance of your duties as a director. Circumstances may occur when it will be appropriate for you to seek advice from independent advisors at the Company's expense. Should this arise, please would you contact the Company Secretary in the first instance who will be able to explain to you the procedure under which directors may obtain such independent advice.

Cont'd/...

Sir Robert Wilson	30th June 2003

Please sign and return the attached copy of this letter to signify your willingness to act and your acceptance of the terms set out above.

If you have any questions regarding your appointment, please let me know.

The Board and I are greatly looking forward to continuing to grow and develop our business with you as our Chairman.

Yours sincerely

Keith Mackrell
Deputy Chairman

Sir Robert Wilson	30th June 2003

I accept the appointment as non-executive Chairman on the terms set out above.

Dated: 30/6/03

Sir Robert Wilson